                                                                    EXHIBIT 10.7


                          THE NEIMAN MARCUS GROUP, INC.

                      SUPPLEMENTARY EXECUTIVE MEDICAL PLAN
                                       AND
                            SUMMARY PLAN DESCRIPTION

                         (Restated as of August 1, 1993)


I. Purpose.

The Neiman Marcus Group, Inc. hereby establishes this Supplementary Executive Medical Plan (the "Plan"), effective August 27, 1987, to reimburse Eligible Employees of The Neiman Marcus Group, Inc., Bergdorf Goodman, Inc. and Contempo Casuals (collectively referred to herein as the "Company") for those medical, dental, and optical expenses which are not covered by The Neiman Marcus Group, Inc. Benefit Program (the "Basic Plan") (with the exception of benefits reduced or denied because of a failure to comply with the utilization Review Program). This document together with the materials issued by the organization or organizations issuing the policies governing the insurance coverage offered under this Plan (the "Insurance company") constitute the Summary Plan Description of the Plan.

II. Administration.

The Neiman Marcus Group, Inc. Employee Benefits Committee will be the Plan "Administrator," and will 'administer the Plan in all of its details, subject, however, to ERISA. The Administrator will have all those powers necessary to carry out the terms of the Plan including, but not limited to, the power to make and enforce such rules as it deems necessary or proper for the efficient administration of the Plan, to interpret the Plan, to decide all questions concerning the eligibility of any person to participate in the Plan, to appoint such agents, counsel, and consultants as it deems necessary to assist in administering the Plan, and to allocate and delegate, by written instrument, its duties and responsibilities.

III. Eligibility.

         A.       Eligible Employee.

         An employee is an "Eligible Employee" if he is an officer of The Neiman Marcus Group, Inc. for the purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder and is not also an officer for those same purposes of Harcourt General, Inc. An Eligible Employee's Family Members are covered if they meet the eligibility qualifications described below.

         B.       Eligible Family Members.

         An Eligible Employee's Family Members include his spouse and unmarried children who are less than 19 years of age (or less than 24 years of age if a full-time student in an accredited



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

educational institution and dependent upon the Eligible Employee for support). Stepchildren, foster children and legally adopted children may be covered on the same basis, provided they depend upon the Eligible Employee for support and maintenance. Eligibility will be determined by the Insurance Company upon approval of a completed Dependent Child Eligibility Questionnaire available from the Administrator. An unmarried dependent child who is physically or mentally incapable of self-support may continue to be covered under this Plan beyond the age at which coverage would otherwise end.

         C.       When Coverage Begins.

         Eligible Employees and their Family Members are covered as of the first day of the Eligible Employee's employment with the Company as an Eligible Employee or, if later, the date the Eligible Employee has in effect an election under The Neiman Marcus Group, Inc. Choice Pay Plan to receive medical and dental benefits under the Basic Plan (which includes HMO Coverage). An Eligible Employee who retirees from the Company may elect to continue coverage under this Plan. Any such retiree must be enrolled in The Neiman Marcus Group, Inc. Retiree Medical Plan (the "Retiree Medical Plan") in order to be covered under this Plan.

         D.       Cost of Coverage.

         There is no cost to active employees for the supplementary coverage afforded under this Plan in addition to the Basic Plan Cost. The cost to retirees for the supplementary coverage afforded under this Plan is two times the Basic Plan Cost for active employees in addition to the Retiree Medical Plan Cost. Retirees shall pay such costs on an after tax basis.

         E.       When Coverage Ends.

         An Eligible Employee's coverage terminates on the earliest of the following to occur:

         o    He ceases to be an Eligible Employee;

         o The provisions of the Insurance Policy governing the insurance for Eligible Employee terminate;

         o He ceases to have in effect an election under The Neiman Marcus Group, Inc. Choice Pay Plan to receive medical benefits under the Basic Plan.

         o    His employment terminates, as described below:

         For purposes of this Plan, employment will be considered to terminate when the Eligible Employee is no longer engaged in work on a full-time basis for the Company. However, under the following circumstances, coverage will be continued as noted:



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

                  Type of Absence
                  from Full-Time Work             Time Limit on Coverage
                  -------------------             ----------------------

                  Leave of absence or             End of the policy month
                  temporary layoff, for           following the policy month
                  reasons other than              in which the Eligible
                  disability                      Employee ceased to be
                                                  actively engaged in work
                                                  on a full-time basis

                  Disability, part-time           For as long as the Plan
                  employment, or                  and the insurance policy
                  retirement                      providing coverage under
                                                  the Plan remain in effect,
                                                  no time limit

         Coverage for Family Members terminates on the earliest of the following to occur:

         o    The Eligible Employee's coverage terminates;

         o The provisions of the insurance policy governing the insurance for the Family Member terminate;

         o The Family Member no longer qualifies for coverage under the eligibility provisions of this Plan.

         Section X describes certain circumstances under which coverage may be continued.

IV. Plan Benefits.

Under this Plan, an Eligible Employee will be reimbursed for eligible medical, dental or optical expenses incurred by the Eligible Employee and Family Members which are not paid by the Basic Plan. The Plan will provide benefits up to a family maximum of $10,000 each calendar year, determined in the same manner as the benefits paid under the Basic Plan. Eligible expenses are as follows:

         A.        Medical Expenses.

         Covered medical expenses are the reasonable and customary charges for medical services or supplies recommended by a physician which are essential for the necessary care and treatment of an injury, illness, or pregnancy. Eligible expenses include, but are not limited to, the following:

         o    Hospital room and board



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

         o Other hospital services and supplies - such as operating room, intensive care, X-rays, laboratory tests, etc.

         o    Doctors' services - surgery; home, office, and hospital visits;
              etc.

         o Nursing care - private duty nursing by a registered graduate nurse or a licensed vocational nurse

         o    Physiotherapy - treatment by a physiotherapist. Ambulance service

         o    Anesthetics and their administration

         o    Diagnostic X-rays and laboratory examinations

         o    X-ray and radium treatments

         o    Hearing aids and examinations

         o    Convalescent nursing home care

         o    Psychiatry

         o    Prescription drugs and other medical supplies

         o    Physical examinations

         B.       Dental Expenses.

         Covered dental expenses are the reasonable and customary charges of a dentist for services and supplies employed in the treatment of dental conditions in accordance with accepted standards of dental practice. Eligible expenses include but are not limited to, the following:

         o    Scaling and polishing teeth

         o    Diagnostic X-rays

         o    Fillings

         o    Fluoride treatment

         o    Oral surgery

         o    Root canal therapy

         o    Extractions

         o    Space maintainers

         o    Periodontal (gum) procedures

         o    Inlays

         o    Bridges

         o    Dentures

         o    Crowns

         o    Crown, bridgework and denture repair



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

         o    Orthodontia

         C.       Optical Expenses.

         Eligible Employees will receive reimbursement for reasonable costs associated with necessary services and supplies for the treatment of optical conditions for the Eligible Employee and the Eligible Employee's Family Members. Covered optical expenses will include eye examinations performed by a licensed ophthalmologist, M.D., or an optometrist, 0.0., and prescribed lenses and frames, including contact lenses.

         D.       Utilization Review Program.

         The utilization review requirements under the Basic Plan are applicable to the Plan. Any failure to comply with such utilization review requirements will result in a reduction or denial of benefits under the Plan in the same manner as would apply under the Basic Plan.

V. Coordination with Other Plans.

When an Eligible Employee is covered under more than one group plan (or has coverage under Medicare), benefits under all plans will be coordinated so that the total benefit an Eligible Employee receives will not exceed 100% of the eligible expenses described in section IV. The primary plan (as defined below) pays its benefits without regard to other plans. The secondary plan adjusts its benefit so as not to exceed total eligible expenses. If Family Members are covered under another group plan, making this Plan the secondary payor, expenses for that dependent will be covered under the provisions of the basic Plan before coverage is provided under this Plan.

A plan without a coordinating provision is always the primary plan. If all plans have such a provision:

     o The plan covering the patient as an employee (rather than a dependent) is primary and others are secondary.

     o If a child is covered under more than one plan, the following birthday rule will apply:

                  (a) The benefits of the plan of the parent whose birthday falls earlier in a year are determined before those of the plan of the parent whose birthday falls later in that year;

                  (b) but if both parents have the same birthday, the benefits of the plan which covered the parent longer are determined before those of the plan which covered the other parent for a shorter period of time.

         However, if the other plan does not have the rules described in (a) and
(b) above, but instead has a rule based upon the gender of the parent, and if, as a result, the plans do not agree on the order of benefits, the rules in the other plan will determine the order of benefits.

     o If none of the above rules applies, the plan covering the patient longest is primary.

     o Where required by law, this Plan shall be primary to Medicare. "primary to Medicare" means that the benefits under the Plan are paid before Medicare determines its obligation, if any, to pay benefits as a secondary payor. In all other cases, Medicare will be the primary coverage.

VI. General Exclusions.

This Plan will not pay benefits:

         1. for anything not ordered by a physician or not necessary for medical care;

         2. that would be furnished by or for the U.S. Government, or any government unless payment is legally required:

         3. if the individual is, or could be, covered under any governmental program or law (except Medicare);

         4. for services or supplies received as a result of an act of war occurring while covered;

         5. for expenses that are a result of an accident or sickness covered under Workers' Compensation or similar law;

         6. for services or supplies for which there is no charge or requirement to pay;

         7. for expenses in connection with cosmetic surgery, unless due to an accident which occurs while the individual is covered by this Plan;

         8. for the portion of a charge for a supply or service in excess of the reasonable and customary charge (i.e., the prevailing charge in the area for a similar supply or service performed by a person of similar training and experience);

         9. for the portion of expenses not reimbursed under the Basic Plan because of a failure to use the Pre-Admission and Concurrent Review Service and/or Second Surgical Opinion Programs;

         10. charges in connection with any procedure which is considered experimental or investigational;

         11. in connection with eye surgery, such as radial keratotomy, when the primary purpose is to correct myopia
                  (nearsightedness), hyperopia (farsightedness), or astigmatism (blurring);

         12. in connection with actual or attempted impregnation or fertilization by any means involving parental or surrogate donors or recipients;

         13.      in connection with gender reassignment (sex change) surgery.

VII. Procedure For Filing a Claim.

         A.       Family Enrollment and Authorization Form.

         Completion of the Family Enrollment and Authorization Form available from the Administrator is the means by which an Eligible Employee authorizes processing of claims under both basic and supplemental health care plans. On a specified date of each year Eligible Employees will be requested to complete one of these forms to update the Insurance Company's records.

         B.       How to File a Claim.

         A claim should be filed as soon as an Eligible Employee or a Family Member has accumulated expenses which are covered under the Basic Plan and/or this Plan amounting to $250 or more. To file a claim, an Eligible Employee must complete the appropriate claim form showing the name of each individual for whom invoices are submitted, and mail it with the invoices to the Insurance Company's claims office. Dental claim forms require completion by the dentist providing service as well.

         The HEALTHLINE service requires notification and approval before planned in-patient hospitalization.

         C.       Information Needed On Each Invoice.

         The Insurance Company's claims office can administer the claim using the service provider's (doctor's, dentist's, hospital's, etc.) invoice as long as it contains the following information:

     o   Eligible Employee's name

     o   Eligible Employee's social security number

     o   Patient's full name

     o   Name of provider (doctor, dentist, hospital, etc.)

     o   Date or dates the service was rendered or purchase was made

     o   Type of service or supply furnished

     o   Itemized charge for service or supply furnished

     o   Nature of the sickness or injury (i.e., diagnosis or medical complaint)

     o   Prescription number or name of medication if for drug or medicine

         "Balance due" invoices do not contain enough information for the proper processing of a claim. For the same reason, drug store cash register receipts or labels from containers do not constitute adequate documentation for prescription invoices for claims-paying purposes.

         D.       Payments.

         Payments will be made directly to the Eligible Employee unless he has indicated on the claim form that payments should be made to the service provider. (An assignment form is sometimes supplied by the service provider for this purpose.)

         Eligible Employees will be notified when they are nearing their Plan payment limit when accumulated payments under the Plan approximate $9,000. Such Eligible Employees will, of course, still be entitled to the remaining $1,000 of coverage.

         E.       Claims Appeal.

         If an Eligible Employee thinks his benefit payment or any non- payment was partially or wholly incorrect, he may file a claim in writing with the Administrator. If any such claim for Plan benefits is denied, in whole or in part, the Eligible Employee will receive a written notice from the Administrator containing (i) specific reasons for the denial, (ii) specific references to pertinent Plan provisions, (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary and (iv) information as to the steps to be taken if the Eligible Employee wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to the Eligible Employee within the initial 90-day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and the Eligible Employee may request a review of his claim.

         Within 60 days after the date on which an Eligible Employee receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred), he (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator. The Administrator will notify the Eligible Employee of its decision in writing. Such notification will contain specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to the Eligible Employee within the initial 60-day period). If the decision on review is not made within such period, the claim will be considered denied.

         F.       Identification Card.

         Upon receipt of the Family Enrollment and Authorization Form available from the Administrator, plan identification cards will be sent to the Eligible Employee and his Family Members.

         G.       Right of Reimbursement.

         Any right of reimbursement out of third-party recoveries for benefits provided under the Basic Plan shall apply with respect to third-party recoveries for benefits provided under the Plan.

VIII.    ERISA Rights.

As participants in the Plan, Eligible Employees are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants shall be entitled to:

     o Examine, without charge, at the Administrator's office or at other specified locations, such as worksites, all Plan documents, including group insurance contracts, and copies of all documents filed by the Committee with the U.S. Department of Labor, such as detailed annual reports, and Plan descriptions.

     o Obtain copies of all Plan documents and other Plan information upon written request to the Administrator.

     o Receive a summary of the Plan's annual financial reports. The Administrator will furnish each participant with a copy of each summary annual report.

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of Plan participants and beneficiaries. No one including the Company or any other person may fire or otherwise discriminate against an Eligible Employee in any way to prevent him from obtaining a benefit or exercising his rights under ERISA. If an Eligible Employee's claim for a benefit is denied, in whole or in part, he will receive a written explanation of the reason for the denial. An Eligible Employee has the right to have the Administrator review and reconsider his claim.

Under ERISA, there are steps an Eligible Employee can take to enforce the above rights. For instance, if an Eligible Employee requests materials from the Plan and does not receive them within 30 days, he may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and pay the Eligible Employee up to $100 a day until he receives the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.

If an Eligible Employee has a claim for benefits which is denied or ignored, in whole or in part, he may file suit for such benefits in a state or federal court.

If it should happen that Plan fiduciaries misuse the Plan's money, or if an Eligible Employee is discriminated against for asserting his rights, he may seek assistance from the U.S. Department of Labor, or he may file suit in a federal court. The court will decide who should pay court costs and legal fees. If the Eligible Employee is successful, the court may order the person he has sued to pay these costs and fees. If the Eligible Employee loses, the court may order him to pay these costs and fees, for example, if it finds the claim to be frivolous.

If an Eligible Employee has any questions about this Plan, he should contact the Administrator. If an Eligible Employee has any questions about this statement or about his rights under ERISA, he should contract the nearest Area Office of the U.S. Labor- Management Services Administration, Department of Labor.

IX.      Miscellaneous.

         A.       Employment Not Guaranteed.

         Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Eligible Employee any right to be retained in the employ of the Company. Accordingly, subject to the terms of any written employment agreement to the contrary, the Company shall have the right to terminate or change the terms of employment of an Eligible Employee at any time and for any reason whatsoever, with or without cause.

         B.       Amendment and Termination.

         The Company shall at all times have the power to amend or terminate the Plan, any such amendment or termination to take effect retroactively if the Company so provides. The Company shall also have the right to change the entity serving as the Insurance Company. No such change, amendment or termination, however, will adversely affect the rights of Eligible Employees and Family Members to benefits to which they have already become entitled prior to the amendment or termination.

         C.       Plan Sponsor.

         The Neiman Marcus Group, Inc. Supplementary Executive Medical Plan is sponsored by The Neiman Marcus Group, Inc., with headquarters at 27 Boylston Street, Chestnut Hill, MA 02167; Telephone: (617) 232-0760.

Company Identification Number 04-2980655
Plan Number 50

         D.       The Insurance Company.

         Benefits provided under the Plan are currently insured under a policy issued by The Aetna Life Insurance Company (the "Insurance company").

         E.       Plan Administrator.

         The Plan Administrator is The Neiman Marcus Group, Inc. Employee Benefits committee, 27 Boylston Street, Chestnut Hill, MA 02167; Telephone:
(617) 232-0760.





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

         F.       Type of Plan and Plan Year.

         The Plan is a welfare plan. The Plan Year is the period beginning August 27, 1987 and ending July 30, 1988, and the twelve-month period ending the Saturday nearest each July 31 thereafter, with the exception of the 1990 Plan Year which ended August 4, 1990.

         G.       Plan Documents.

         This document is a Summary Plan Description and part of the official Plan document. The Plan document also consists of the policy and other materials issued by the Insurance Company furnishing coverage for benefits provided under the Plan.

         H.       Legal Process.

         The agent for service of legal process is The Neiman Marcus Group, Inc. Employee Benefits Committee, 27 Boylston Street, Chestnut Hill, MA 02167.

         I.       Plan Administrator's Discretion.

         To the fullest extent permitted by law, the Plan Administrator shall have the discretion to determine all matters relating to eligibility, coverage or benefits under the Plan, and the Plan Administrator shall have the discretion to determine all matters relating to the interpretation and operation of the Plan. Any determination by the Plan Administrator shall be final and binding, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously.

X.       Notice Concerning continuation of Coverage under COBRA.

This notice is intended to inform you, in a summary fashion, of your rights and obligations under the continuation coverage provisions of federal law ("COBRA"). (Both you and your spouse should take the time to read this notice carefully.)

If you are an Eligible Employee covered by the Plan, you have a right to choose this continuation coverage if you lose your health coverage under the Plan because of a reduction in your hours of employment or the termination of your employment (for reasons other than gross misconduct on your part).

If you are the spouse of an Eligible Employee covered by the Plan, you have the right to choose continuation coverage for yourself if you lose group health coverage under the Plan for any of the following four reasons:

         1.       The death of your spouse;

         2. A termination of your spouse's employment (for reasons other than gross misconduct) or reduction in your spouse's hours of employment;

         3.       Divorce or legal separation from your spouse; or

         4.       Your spouse becomes entitled to Medicare.

In the case of a dependent child of an Eligible Employee covered by the Plan, he or she has the right to continuation coverage if group health coverage under the Plan is lost for any of the following five reasons:

         1.       The death of a parent;

         2. The termination of a parent's employment (for reasons other than gross misconduct) or reduction in a parent's hours of employment with the Company;

         3.       Parent's divorce or legal separation;

         4.       A parent becomes entitled to Medicare; or

         5.       The dependent ceases to be a "dependent child" under the Plan.

Under the law, the employee or a family member has the responsibility to inform the Plan Administrator within 60 days of a loss of coverage through a divorce, legal separation, or a child losing dependent status under the Plan. The Company has the responsibility to notify the Plan Administrator of the employee's death, termination of employment or reduction in hours, Medicare eligibility or a proceeding under Title 11, United States Code involving the Company.

When the Plan Administrator is notified that one of these events has happened, the Plan Administrator will in turn notify you that you have the right to choose continuation coverage. Under the law, you have at least 60 days from the date you would lose coverage because of one of the events described above to inform the Plan Administrator that you want continuation coverage.

If you do not choose continuation coverage, your coverage under the Plan will end.

If you choose continuation coverage, the Company is required to give you coverage which, as of the time coverage is being provided, is identical to the coverage provided under the Plan to similarly situated Eligible Employees or family members. The law requires that you be afforded the opportunity to maintain continuation coverage for 3 years unless you lost coverage under the Plan because of termination of employment or reduction in hours. In that case, the required continuation coverage period is 18 months.

If a second event entitling you to choose continuation coverage occurs within that 18-month period, the continuation period is three years from the date employment terminated or hours were reduced.

Rights similar to those described above may, in certain instances, apply to retirees, spouses and dependents if an employer is involved in a proceeding under Title 11, United States Code, and those individuals lose health coverage as a result of that proceeding.

Special rules apply to a "qualified beneficiary" under COBRA who is determined under Title II (OASDI) or Title XVI (SSI) of the Social security Act to have been disabled at the time of the qualifying event of termination of employment or reduction in hours of employment and is still disabled at the end of the 18-month continuation period. In that case, the qualified beneficiary is entitled to 29 months (as opposed to 18 months) of continuation coverage from the date employment terminated or hours were reduced, but only if the qualified beneficiary notifies the

Company that he or she has been determined to be disabled under either of those titles of the Social Security Act within 60 days after the date of such a determination of Social Security disability and before the end of the 18th month period of continuation coverage. The qualified beneficiary must also notify the Company within 30 days of the date of any final determination under the Social Security Act that he or she is no longer disabled. Furthermore, during the period after the 18th month through the 29th month of continuation coverage, the monthly premium cost to such a qualified beneficiary will be increased to 150% of the applicable premium relating to continuation coverage.

However, the law also provides that your continuation coverage may be cut short for any of the following four reasons:

         (1) The Company no longer provides group health coverage to any of its employees;

         (2) The premium for your continuation coverage is not paid on a timely basis as required by the Health Plan;

         (3) You become covered under any other group health plan (as an employee or otherwise) which does not contain any exclusion or limitation with respect to any preexisting condition of yours;

         (4)      You become entitled to Medicare.

Failure to pay any required premium on a timely basis will result in the permanent termination of continuation coverage.

You do not have to show that you are insurable to choose continuation coverage. However, as discussed above, you will have to pay all the required premiums for your continuation coverage. The law also says that, at the end of the 18-month or 3-year continuation coverage period, you must be allowed to enroll in an individual conversion health plan if such an individual conversion health plan is otherwise generally available under the Health Plan.

XI.      Governing Law.

The Plan will be construed, administered and enforced according to the laws of the Commonwealth of Massachusetts to the extent such laws are not preempted by ERISA.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 18th day of October, 1993.


                                                 THE NEIMAN MARCUS GROUP, INC.



                                                 By:  /s/  Robert J. Tarr, Jr.